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                                   EXHIBIT 11


Environmental Power Corporation
Computation of Earnings Per Share
September 30, 1996



FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1996:
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Weighted average number of shares outstanding                11,176,211
                                                            ===========


Net Income                                                  $   900,837
                                                            ===========


Earnings per share - primary and fully diluted              $       .08
                                                            ===========


FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996:
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Weighted average number of shares outstanding                11,288,493
                                                            ===========


Net Income                                                  $ 2,027,734
                                                            ===========


Earnings per share - primary and fully diluted              $       .18
                                                            ===========